Exhibit 5.1 and 23.1


                                Steven Sobolewski
                              Barrister & Solicitor
                       Suite 501, Terminal City Club Tower
                            837 West Hastings Street
                                  Vancouver, BC
                                     V6C 3N6

March 25, 2004

Board of Directors
GlobeTech Ventures Corp.
#1105-13700 Mayfield Place
Richmond, British Columbia
Canada V6C 2T7

         Re:      GlobeTech Ventures Corp. (the "Company")
                  Common Shares

Gentlemen:

     We are British Columbia counsel to the Company, a British Columbia corporation and have reviewed the Registration Statement on Form S-8 filed under the Securities Act (the "Registration Statement") to which 3,025,000 common shares of the Company (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"), will be offered under Company options, prepared by the Company.

     For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to me as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the province of British Columbia and the laws of the country of Canada.

     Based upon the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus, which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the province having jurisdiction thereof, and (iii) the Company receives the consideration set forth in the stock option agreements, we are of the opinion that the Shares to be issued pursuant to the stock option agreements will be legally issued, fully paid and non-assessable.

     We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                        Sincerely,

                                        /s/ Steven Sobolewski

                                        Steven Sobolewski